EXHIBIT 3.2 AMENDMENT TO ARTICLES OF INCORPORATION
                                             STATE OF FLORIDA,
                                             SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             Filed: 05-09-2007



                      Articles of Amendment
                             To the
                    Articles of Incorporation
                               Of
                   Harvey' Collectibles, Inc.


     Pursuant to the provisions of section 607.1006, Florida
     Statutes, this Florida Profit Corporation adopts the following Amendment to its Articles of Incorporation:


     Articles  14  is  hereby added to list  the  names  and
     addresses of the initial corporate officers:
      CEO/President ...... Harvey Judkowitz, 14241 SE 92nd
         Avenue, Miami, FL 33176
      Secretary/Treasurer . Paul M. Galant, 470 NE 25th
         Terrace, Boca Raton, FL 33431

     The  date of adoption of the amendment was May  3, 2007

     The amendment was adopted by the board of directors without shareholder action and shareholder action was not required.

                                        /s/ Harvey Judkowitz
                                        --------------------
                                               CEO/President




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